Exhibit 99.1

SciQuest Announces First Quarter Financial Results

Posts Year-Over-Year Non-GAAP Revenue Growth of 23% While Generating GAAP Revenue of $25 million

Generates Strong Momentum with Point Solutions

CARY, N.C. – May 1, 2014 – SciQuest, Inc. (Nasdaq: SQI), a leading provider of cloud-based business automation solutions for spend management, today announced its financial results for the first quarter ended March 31, 2014.

“During the first quarter, we advanced our long-term initiatives and delivered financial results consistent with our quarterly guidance ranges,” said Stephen Wiehe, President and Chief Executive Officer of SciQuest. “We added 16 new customers, a record for a first quarter. Additions spanned multiple markets and solutions. We also expanded relationships with existing customers by generating healthy cross-selling. On the operations front, we released the latest version of our software suite and drove efficiencies across the organization.

“While we achieved first quarter financial guidance, we experienced an unexpected lengthening of sales cycles for large enterprise deals. This caused us to revise full year guidance. Importantly, the delays have not been caused by competitive pressures and the fundamental success drivers remain strong. We therefore remain confident in our ability to achieve our long-term financial targets.”

First Quarter 2014 Results

SciQuest reported GAAP revenues of $25.4 million for the quarter ended March 31, 2014 compared to $20.7 million in the first quarter of 2013.

GAAP loss from operations in the first quarter of 2014 was $0.1 million compared to GAAP loss from operations of $1.3 million in the first quarter of 2013. GAAP net income was $0.1 million in the first quarter of 2014 compared to GAAP net loss of $0.6 million in the same quarter in the prior year.

GAAP diluted net income per share was breakeven in the first quarter of 2014 based on 24.5 million weighted average diluted shares outstanding. GAAP basic net loss per share in the first quarter of 2013 was $0.03 based on 22.6 million weighted average basic shares outstanding.

Non-GAAP revenue(1) in the first quarter was $26.2 million, an increase of 23% from the prior year.

Non-GAAP income from operations(2) in the first quarter of 2014 was $3.5 million compared to non-GAAP income from operations(2) of $2.9 million in the first quarter of 2013. Non-GAAP net income(3) in the first quarter of 2014 was $2.1 million compared to non-GAAP net income(3) in the first quarter of 2013 of $1.8 million.

Non-GAAP diluted net income per share(3) was $0.09 in the first quarter of 2014 based on 24.5 million weighted average diluted shares outstanding. Based on 22.9 million weighted average diluted shares outstanding, non-GAAP diluted net income per share(3) in the first quarter of 2013 was $0.08.

Business Outlook

SciQuest is issuing the following guidance:

Second quarter 2014

—	GAAP revenues to be between $24.8 million and $25.2 million.
—	Per share results to be between GAAP basic net loss per share of $0.01 and breakeven.
—	Weighted average basic shares outstanding to be approximately 27.4 million.
—	Non-GAAP revenues(1) to be between $25.2 million and $25.6 million.
—	Non-GAAP diluted net income per share(3) to be between $0.06 and $0.07.
—	Weighted average diluted shares outstanding to be approximately 28.1 million.

Full Year 2014

—	GAAP revenues to be between $101.6 million and $104.6 million.
—	GAAP diluted net loss per share of between $0.02 and $0.05.
—	Weighted average basic shares outstanding to be approximately 26.1 million.
—	Net cash provided by operating activities to be between $18.4 million and $22.4 million.
—

Purchase of property and equipment of approximately $5.5 million, capitalization of software development costs of approximately $4.8 million, acquisition related cash costs of $3.6 million and headquarter relocation costs of approximately $0.3 million.

—	Non-GAAP revenues(1) to be between $103.0 million and $106.0 million.
—	Non-GAAP diluted net income per share(3) to be between $0.27 and $0.30.
—	Weighted average diluted shares outstanding to be approximately 26.7 million.
—	Adjusted free cash flow(4) to be between $12.0 million and $16.0 million.

A reconciliation of the most comparable GAAP financial measure to the non-GAAP measures used above is included with the financial tables at the end of this release.

ENDNOTES

1)	Non-GAAP revenues exclude the purchase accounting deferred revenue adjustment.
2)

Non-GAAP income from operations excludes the purchase accounting deferred revenue adjustment; stock-based compensation expense; acquisition related costs; and the amortization of (i) intangible assets and (ii) acquired software.

3)

Non-GAAP net income and non-GAAP diluted net income per share exclude the purchase accounting deferred revenue adjustment; stock-based compensation expense; acquisition related costs; and the amortization of (i) intangible assets and (ii) acquired software. Non-GAAP net income includes the burden of the tax effect of these items.

4)

Adjusted free cash flow is defined as net cash provided by operating activities plus acquisition-related costs plus headquarter relocation costs, if any, less (i) the purchase of property and equipment and (ii) capitalization of software development costs.

Conference Call Information

What:	SciQuest’s first quarter results conference call
When:	Thursday, May 1, 2014
Time:	4:30 p.m. ET
Webcast:	http://investor.sciquest.com (live and replay)
Live Call:	(877) 407-8289, domestic
(201) 689-8341, international
Replay:	(877) 660-6853, domestic
(201) 612-7415, international

Live and replay conference ID code: 13580192

Non-GAAP Financial Measures

SciQuest provides all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, SciQuest presents non-GAAP financial measures in reporting its financial results to provide investors with additional tools to evaluate SciQuest’s operating results in a manner that focuses on what SciQuest believes to be its ongoing business operations and what SciQuest uses to evaluate its ongoing operations and for internal planning and forecasting purposes. SciQuest’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. SciQuest’s management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets; (ii) the impact of stock-based compensation; (iii) other significant items, such as acquisition related expenses; (iv) the purchase accounting impact on deferred revenue; and (v) the beneficial income tax effect of these items; and the non-GAAP measures that exclude such information in order to assess the performance of

SciQuest’s business and for planning and forecasting in subsequent periods. Whenever SciQuest uses such a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure to the extent possible. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed herein.

About SciQuest

SciQuest (Nasdaq: SQI) is the largest publicly held pure-play provider of cloud-based, business automation solutions for spend management – offering deep domain knowledge and a leading, customer-driven portfolio. SciQuest solutions enable greater visibility and compliance organization-wide to help you gain control, optimize efficiencies, and reduce spend. These cloud-based solutions are easy to implement and proven to deliver measurable, sustainable value with SciQuest’s high-touch support, analysis and automation. Learn more about our solutions and how we can help your organization turn spending into savings at www.sciquest.com.

To join the conversation, please visit our blog, The Open Kitchen at http://www.sciquest.com/blog/ or follow us on Twitter @SciQuest.

Cautionary Note Regarding Forward-Looking Statements

Forward-looking statements include information concerning SciQuest’s possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, potential market opportunities, the effects of competition and other factors that could impact future performance. Forward-looking statements, which include references to our lengthening sales cycle, long-term success drivers, long-term financial targets and all statements in the “Business Outlook” section, consist of statements that are not historical facts and can be identified by terms such as, but not limited to, “accelerates”, “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Certain of these risks are discussed in “Part I, Item 1A, Risk Factors” and elsewhere in SciQuest’s most recent Annual Report on Form 10-K and other reports, as filed with the United States Securities and Exchange Commission (“SEC”). The company’s SEC reports are available free of charge on the SEC’s website at http://www.sec.gov or on the company’s website at www.sciquest.com. All forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date of this release. Except as required by law, SciQuest assumes no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.

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SQI-F

SciQuest Media contact:

SciQuest, Inc.

Roberta Patterson, 919-659-2230

rpatterson@SciQuest.com

fama PR for SciQuest

Dan Gaffney, 617-986-5036

sciquest@famapr.com

SciQuest Investor contact:

Jamie Andelman

SciQuest, Inc.

919-659-2322

jandelman@sciquest.com